Exhibit 23.01

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-120099, 333-119378, 333-119282 and 333-117715) of Google Inc. of our report dated January 28, 2005 with respect to the consolidated financial statements and schedule of Google Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/    ERNST & YOUNG LLP

San Jose, California

March 25, 2005